Exhibit 10.1

AMENDMENTS TO CERTAIN STOCK-BASED AND INCENTIVE PLANS OF

FIRST HORIZON NATIONAL CORPORATION

RELATED TO CAPITAL ADJUSTMENTS AND MISCONDUCT

Approved by the Board of Directors July 15, 2008

________________________________

Amendments related to Capital Adjustments

1.    The final sentence of Section 4(B) of the First Horizon National Corporation 2003 Equity Compensation Plan hereby is amended to read as follows:

“After any adjustment made pursuant to this paragraph, the number of Shares subject to each outstanding Award shall be rounded down to the nearest whole number so that any fractional share resulting from such adjustment is eliminated.”

2.    Section 5(b) of the First Tennessee National Corporation Non-Employee Directors’ Deferred Compensation Stock Option Plan, adopted in 1995 and amended and restated October 22, 1997, hereby is amended to read as follows:

“(b)

Any increase in the number of outstanding shares of Common Stock through stock splits or stock dividends having a record date on or after July 15, 2008 shall be reflected proportionately in an increase in the aggregate number of shares then available for the grant of Stock Options under the Plan, or becoming available through the termination or forfeiture of Stock Options previously granted but unexercised and in the number subject to Stock Options then outstanding, and a proportionate reduction shall be made in the per-share exercise price as to any outstanding Stock Options or portions thereof not yet exercised. Any fractional shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board, as it deems appropriate to preserve Participant’s benefits and to meet the intent of the Plan, may make equitable adjustments to the number of shares available under the Plan and covered by outstanding Stock Options and to the exercise prices of outstanding Stock Options in the event of any change in capitalization or similar action affecting Common Stock. Such actions may include, but are not limited to, any combination or exchange of shares, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock.”

3.    The foregoing amendments in paragraphs 1 and 2 shall be effective immediately as to all awards presently outstanding or granted in the future under the amended plans.

Amendments related to Misconduct

4.              The title and paragraph (i) of Section 15(T) of the First Horizon National Corporation 2003 Equity Compensation Plan are amended to read as follows:

“(T)	Forfeiture and Reimbursement in the Context of Misconduct.

(i)

In the event of a material restatement of the Company’s financial statements and to the extent permitted by governing law, the Company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any Performance Award held by any Participant, and/or the reimbursement by any Participant to the Company of all or any portion of any Performance Award paid (as defined in paragraph (iii) below) to the Participant, for any Performance Award granted prior to July 16, 2008 having any performance period beginning on or after January 1, 2008 where:

a)

the amount or payment of the Performance Award was predicated upon the achievement of financial results of the Company (including any financial reporting segment or unit) or any Subsidiary that were subsequently the subject of a material restatement; and

b)	the Board or the Committee concludes in good faith that the Participant engaged in fraud or intentional misconduct that was a material cause of the need for the restatement; and

c)	a lower payment or no payment would have been made to the Participant based directly or indirectly upon the restated financial results.”

5.              A new paragraph (ii) is added to Section 15(T) of the First Horizon National Corporation 2003 Equity Compensation Plan which reads as follows, and all paragraphs following such new paragraph and all cross-references to such paragraphs are re-numbered appropriately:

“(ii)

The Company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any Performance Award held by any Participant, and/or the reimbursement by any Participant to the Company of all or any portion of any Performance Award paid (as defined in paragraph (iii) below) to the Participant, for any Performance Award granted on or after July 16, 2008 having any performance period beginning on or after January 1, 2008 where the Board or the Committee concludes in good faith that the Participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or employee of the Company or of any of its Subsidiaries. In determining whether and to what extent the Board or the Committee (as applicable) will cause the Company to exercise its rights under this Section after finding that this Section applies, the Board or Committee may weigh all material facts and circumstances pertaining to the relevant acts and events, and may take any factors into account that it deems relevant to the determination, including, among others, the following factors:  the degree or risk of harm or other consequences to the Company or its Subsidiaries, including tangible, financial, regulatory, reputational or other intangible harm; the extent to which the misconduct was intended to allow the

Participant to personally gain a profit or advantage or personally avoid a loss or disadvantage; the extent to which the Participant did or did not believe his or her misconduct would further the best interests of the Company or its Subsidiaries; the extent to which the Participant’s misconduct took advantage of or otherwise betrayed a trust conferred upon that Participant; and the extent to which the misconduct involved deceit by the Participant.”

6.              Section 9.8(a) of the First Horizon National Corporation 2002 Management Incentive Plan is amended to read as follows:

“        (a) In the event of a material restatement of the Company’s financial statements and to the extent permitted by governing law, the Company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any Award held by any Participant, and/or the reimbursement by any Participant to the Company of all or any portion of any Award paid (including any Award earned and deferred) to the Participant, for any Award granted prior to July 16, 2008 having any Performance Period beginning on or after January 1, 2008 where:

(i)             the amount or payment of the Award was predicated upon the achievement of financial results of the Company (including any financial reporting segment or unit) or any Subsidiary that were subsequently the subject of a material restatement; and

(ii)           the Board or the Committee concludes in good faith that the Participant engaged in fraud or intentional misconduct that was a material cause of the need for the restatement; and

(iii)          a lower payment or no payment would have been made to the Participant based directly or indirectly upon the restated financial results.”

7.              A new Section 9.8(b) is added to the First Horizon National Corporation 2002 Management Incentive Plan which reads as follows, and all sub-sections of Section 9.8 following such new sub-section and all cross-references to such sub-sections are re-numbered appropriately:

“          (b) The Company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any Award held by any Participant, and/or the reimbursement by any Participant to the Company of all or any portion of any Award paid (including any Award earned and deferred) to the Participant, for any Award granted on or after July 16, 2008 having any Performance Period beginning on or after January 1, 2008 where the Board or the Committee concludes in good faith that the Participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or employee of the Company or of any of its Subsidiaries. In determining whether and to what extent the Board or the Committee (as applicable) will cause the Company to exercise its rights under this Section after finding that this Section applies, the Board or Committee may weigh all material facts and circumstances pertaining to the relevant acts and events, and may take any factors into account that it deems relevant to the determination, including, among others, the following factors:  the degree or risk of harm or other consequences to the Company or its Subsidiaries, including tangible, financial, regulatory, reputational or other intangible harm; the extent to which the misconduct was intended to allow the Participant to personally gain a profit or advantage or personally avoid a loss or disadvantage; the extent to which the Participant did or did not believe his or her misconduct would further the best interests of the Company or its Subsidiaries; the extent to which the Participant’s misconduct took advantage of or otherwise betrayed a trust conferred upon that Participant; and the extent to which the misconduct involved deceit by the Participant.”

8.              The foregoing amendments in paragraphs 4 through 7 shall be effective immediately. The amendments in paragraphs 5 and 7 shall apply to all awards granted on or after July 16, 2008 under the amended plans.